PROXY
ELANTEC SEMICONDUCTOR, INC.
Proxy Solicited on Behalf of the Board of Directors
Special Meeting of the Shareholders
May 14, 2002
PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.
TO VOTE BY INTERNET
Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.
YOUR CONTROL NUMBER IS

The undersigned shareholder(s) of Elantec Semiconductor, Inc., a Delaware corporation (“Elantec”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus and hereby appoints Richard M. Beyer and Brian McDonald, and each of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Special Meeting of Shareholders of Elantec to be held on May 14, 2002 at 9:00 a.m., local time, at Elantec’s headquarters located at 675 Trade Zone Blvd., Milpitas, California 95035 and at any adjournment or postponement thereof, and vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

(Continued, and to be marked, dated and signed, on the other side)
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FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign exactly as your name(s) appear on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Please mark vote in box in the following manner using dark ink only.

The Elantec Board of Directors recommends a vote FOR:

X

The proposal to approve and adopt the Agreement and Plan of Merger by and among Intersil, Echo Acquisition, Inc. and Elantec, and approve the merger contemplated by that agreement, pursuant to which Intersil will acquire Elantec, as explained in greater detail in the accompanying joint proxy statement/prospectus.

I/We plan to attend the special meeting.	☐

Mark here for address change and note corrections at left	☐

ACCOUNT NUMBER	SHARES
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BY AND AMONG INTERSIL CORPORATION, A DELAWARE CORPORATION (“INTERSIL”), ECHO ACQUISITION, INC., A DELAWARE CORPORATION AND WHOLLY OWNED SUBSIDIARY OF INTERSIL AND ELANTEC SEMICONDUCTOR, INC. (“ELANTEC”), A DELAWARE CORPORATION, AND TO APPROVE THE MERGER CONTEMPLATED THEREBY.
Furthermore, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including, if submitted to a vote of the shareholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.
Signature	Signature	Date , 2002
Please mark, date, sign and return this proxy card promptly using the enclosed envelope.

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